EXHIBIT 23.1




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                              CONSENT OF ATTORNEYS

         Reference is made to the Registration Statement of Whispering Oaks International, Inc. on Form S-8 whereby the Company proposes to sell up to 14,500,000 shares of the Company's common stock. Reference is also made to
Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

         We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                       Very truly yours,

                                       HART & TRINEN, L.L.P.



                                       /s/ William T. Hart
                                       William T. Hart

Denver, Colorado
May 28, 2003